UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2023

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

Cayman Islands

KY1-9008

(Address of principal executive offices and zip code)

(510) 623-1231

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

SMART Global Holdings, Inc. (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “Annual General Meeting”) on February 10, 2023. The final voting results for each of the items submitted to a shareholder vote at the Annual General Meeting are set forth below.

Proposal No. 1: Election of Directors

Shareholders elected each of the three nominees for Class III director to serve until the Company’s 2026 annual general meeting of shareholders or until their successors are duly elected and qualified. The results of such vote were:

Nominee	For	Withheld	Broker Non-Votes
Mark Adams	39,847,154	203,655	5,669,988
Bryan Ingram	37,675,285	2,375,524	5,669,988
Mark Papermaster	39,850,996	199,813	5,669,988

Proposal No. 2: Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 25, 2023. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
45,305,423	398,510	16,864	0

Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
39,335,282	601,308	114,219	5,669,988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART GLOBAL HOLDINGS, INC.
Date: February 13, 2023

	By:	/s/ Anne Kuykendall
Anne Kuykendall Vice President and General Counsel